UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 4, 2019

BJ'S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-21423	33-0485615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7755 Center Avenue, Suite 300, Huntington Beach, California 92647
(Address of Principal Executive Offices) (Zip Code)

(714) 500-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective January 4, 2019, Janet Sherlock was appointed to serve as a member of the Board of Directors of BJ's Restaurants, Inc. (the "Company"). Ms. Sherlock will also serve as a member of the Audit Committee of the Board.

There is no understanding or arrangement between Ms. Sherlock and any other person pursuant to which Ms. Sherlock was appointed.

In connection with her service as a member of the Board, Ms. Sherlock will be paid in accordance with the terms described in the section titled “Director Compensation” that begins on page 11 of the Company’s proxy statement that was filed with the Securities and Exchange Commission on April 26, 2018, as such compensation may be amended from time to time, which description is incorporated herein by this reference.

Item 8.01. Other Events.

On January 8, 2019, the Company issued a press release, which announced that Ms. Sherlock has been appointed to the Board. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ'S RESTAURANTS, INC.

Date: January 8, 2019	By:	/s/ GREGORY A. TROJAN
Gregory A. Trojan
Chief Executive Officer and Director (Principal Executive Officer)

	By:	/s/ GREGORY S. LEVIN
Gregory S. Levin President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)